Exhibit 99.1

ALLOS THERAPEUTICS AND HOVIONE ENTER INTO MANUFACTURING AGREEMENT FOR
EFAPROXYN™ BULK DRUG SUBSTANCE

Westminster, CO, June 16, 2005 - Allos Therapeutics, Inc. (NASDAQ: ALTH) and Hovione announced today that they have entered into a long-term manufacturing agreement for the supply of EFAPROXYN bulk drug substance, efaproxiral sodium. Under the agreement, Hovione is committed to manufacture and supply Allos with sufficient quantities of efaproxiral sodium to support Allos’ anticipated requirements for both the pre-and post-commercialization phases of production.

EFAPROXYN is currently the subject of a confirmatory Phase 3 trial, called ENRICH, designed to compare the effect of whole brain radiation therapy with supplemental oxygen with or without EFAPROXYN in women with brain metastases originating from breast cancer. This randomized, open-label study will seek to enroll 360 patients at up to 125 leading cancer centers across North America, Europe and South America. The trial began in February 2004 and is expected to complete enrollment during the second half of 2006.

The manufacturing agreement is the most recent step in a relationship between the two companies that began in 1997. Under a prior agreement between the parties, Hovione manufactured a majority of the bulk drug substance used by Allos in its clinical trials of EFAPROXYN. Hovione has already manufactured four batches of efaproxiral sodium at commercial scale using a process that they successfully validated in 2001. Hovione is in good standing with the FDA, having passed recent inspections.

“This manufacturing agreement is an important step in our preparation for the potential commercialization of EFAPROXYN,” said Michael E. Hart, President and Chief Executive Officer of Allos. “We have benefited from Hovione’s commitment to working with companies like Allos and feel that Hovione’s expertise in production of APIs for injectable products makes them an ideal partner for us.”

About EFAPROXYN

EFAPROXYN is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy. By increasing tumor oxygenation, Allos believes that EFAPROXYN has the potential to enhance the efficacy of standard radiation therapy.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (NASDAQ: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer. Allos’ lead product candidate, EFAPROXYN, is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy. EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer. Allos’ other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation as both a single agent and in combination therapy regimens in patients with non-small cell lung cancer and Non-Hodgkin’s lymphoma; and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors. For more information, visit the company’s web site at www.allos.com.

About Hovione

Hovione, based in Portugal, is an international group dedicated to the process development and synthesis of active pharmaceutical ingredients serving exclusively the pharmaceutical industry. With FDA inspected plants in Europe and the Far East and a Technology Transfer Centre in New Jersey, USA, Hovione is committed to the highest levels of service, technical expertise and cGMP quality standards. Hovione focuses on finding scientific and industrial solutions for APIs of increased complexity and for Enhanced APIs™ having developed, among other, special process capabilities in the areas of injectable grade APIs, particle design and inhalation drug delivery. For more information, visit the company’s web site at www.hovione.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning Allos’ projected timelines for completing enrollment in the ENRICH study, the potential safety and efficacy of EFAPROXYN, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that Allos may experience difficulties or delays in its clinical trials, whether caused by adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; and that clinical trials may not demonstrate the safety and efficacy of Allos’ product candidates in their target indications. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of Allos’ Annual Report on Form 10-K for the year ended December 31, 2004 and in Allos’ other periodic reports and filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Allos cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to Allos on the date hereof, and Allos undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYNTM and the Allos logo are trademarks of Allos Therapeutics, Inc.

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Contact:

Jennifer Neiman

Manager, Corporate Communications

Allos Therapeutics

720-540-5227

jneiman@allos.com

Isabel Pina

Corporate Communication Manager

Hovione

+351 21 982 9362

ipina@hovione.com